UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	September 9, 2013

Multimedia Games Holding Company, Inc.
(Exact name of Registrant as Specified in its Charter)

 000-28318
(Commission File Number)

Texas	74-2611034
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

206 Wild Basin Road South, Bldg. B Austin, Texas	78746
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (512) 334-7500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act 17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangement for Certain Officers.

NEO Annual Base Salary Adjustments
On September 9, 2013, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Multimedia Games Holding Company, Inc. (the “Company”) increased the annual base salary of certain of its named executive officers (each, an “NEO”), effective as of October 1, 2013. All other terms of the NEO’s employment remain unchanged. The salary adjustments were as follows:

Name of Named Executive Officer	Former Annual Base Salary	New Annual Base Salary
Patrick J. Ramsey, President and CEO	$550,000	$625,000
Adam Chibib, SVP, CFO	$375,000	$425,000
Mick Roemer, SVP – Sales	$280,000	$300,000
Todd F. McTavish, SVP, General Counsel, Chief Compliance Officer and Corporate Secretary	$275,000	$300,000

Fiscal Year 2014 Executive Cash Incentive Plan for NEOs
On September 9, 2013, the Committee also reviewed and approved an executive bonus plan for the NEOs exclusively for fiscal year 2014 (the “2014 Incentive Plan”) in order to incentivize management to build shareholder value by achieving Company operating goals.  The 2014 Incentive Plan implements the target and stretch bonus structure set forth in the respective employment agreements of each of the NEOs, and as previously filed.

The 2014 Incentive Plan is comprised of two possible components: a target payment and a stretch payment.  The target payment is also comprised of two components: the first of which represents two-thirds of the potential target payment, and is based on quarterly operating goals, such as product performance, initial product releases, and sales expansions; and the second of which represents one-third of the potential target payment, and is based on individual goals for each NEO.  The target payment will be adjusted ratably based on the Company’s relative achievement of the quarterly operating goals, but in no event shall any target payment be paid if the Company fails to meet a certain EBITDA threshold.

For the stretch payment, if the Company exceeds an established share price performance goal, the NEOs may be entitled to receive an additional amount.  The stretch payment will be paid from a stretch bonus pool funded incrementally from any amount over plan for EBITDA. The percentage of stretch bonus eligible for receipt will be reduced if any portion of the target bonus is not met, such that if a certain quarterly operating goal is not met, both the target and stretch bonus would be affected.

The incentive payment for each of the NEOs is payable after fiscal year-end and after confirmation of achieved operating goals by the Committee.  The Committee retains the discretion to modify or adjust operating goals, financial and share price targets, and bonus objectives and targets based on its business judgment.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MULTIMEDIA GAMES HOLDING COMPANY, INC.

Dated: September 12, 2013	By:	/s/ Todd F. McTavish
Todd F. McTavish
Senior Vice President, General Counsel and Corporate Secretary